UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2005

Inovio Biomedical Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 597-6006

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2005, the Registrant changed its corporate name from "Genetronics Biomedical Corporation" to "Inovio Biomedical Corporation" by filing a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware. The Registrant also amended its Bylaws to reflect the name change. Effective April 4, 2005, the Registrant’s American Stock Exchange ticker symbol will change from "GEB" to "INO."

Holders of stock certificates bearing the name "Genetronics Biomedical Corporation" may continue to hold them and will not be required to exchange them for new certificates or take any other action. The CUSIP number for the Registrant’s common stock will change to 45773H 10 2. The Registrant’s wholly-owned subsidiary, Genetronics, Inc., intends to change its corporate name to Inovio, Inc. in the near future.

A copy of the Certificate of Amendment, Amended and Restated Bylaws reflecting the name change and the press release announcing the name change are attached hereto as Exhibit 3.1, 3.2 and 99.1, respectively.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

3.1 Certificate of Amendment to Articles of Incorporation dated March 31, 2005.

3.2 Amended and Restated Bylaws dated March 31, 2005.

99.1 Press release dated April 4, 2005 announcing the name change.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inovio Biomedical Corporation

April 4, 2005	By:	/s/ Peter Kies

Name: Peter Kies
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation dated March 31, 2005.
3.2	Amended and Restated Bylaws dated March 31, 2005.
99.1	Press release dated April 4, 2005 announcing the name change.